Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
EZCORP, Inc.
Austin, TX
We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-63078) pertaining to the EZCORP, Inc. 401(k) Plan, the Registration Statement (Form S-8 No. 333-108847) pertaining to the 1998 EZCORP, Inc. Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-122116) pertaining to the EZCORP, Inc. 2003 Incentive Plan, the Registration Statement (Form S-8 No. 333-140492) pertaining to the EZCORP, Inc. 2006 Incentive Plan, the Registration Statement (Form S-8 No. 333-166950) pertaining to the EZCORP, Inc. 2010 Incentive Plan and the Registration Statement (Form S-3 No. 333-155394) of our reports dated November 23, 2011 except with respect to our opinion on the consolidated financial statements insofar as it related to the presentation of financial information of guarantor and non-guarantor subsidiaries discussed in Note U, as to which the date is January 10, 2012, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of EZCORP, Inc. included in this Current Report on Form 8-K.
/s/ BDO USA, LLP
Dallas, TX
February 3, 2012